SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana	46285
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 27, 2011, we issued a press release announcing our results of operations for the fourth quarter and fiscal year ended December 31, 2010, including, among other things, an income statement for those periods. In addition, on the same day we held a teleconference for analysts and media to discuss those results. The teleconference was web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.1.

For the fourth quarter and fiscal year 2010, the press release attached as Exhibit 99.1 includes a non-GAAP presentation of our results. We use non-GAAP financial measures, such as non-GAAP net income and earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99.1, we used non-GAAP financial measures in comparing the financial results for the fourth quarter and fiscal year of 2010 with the same periods of 2009. Those measures include the following, adjusted to exclude the effect of the items below (described in more detail in the press release attached as Exhibit 99.1): total revenue; gross margin as a percent of total revenue; marketing, selling and administration expenses; research and development expenses; operating income; other income; income before taxes; income taxes; effective tax rate; net income; and earnings per share. The adjustments consist of:

•

Restructuring charges in each quarter of 2010 primarily related to severance costs from previously-announced strategic actions that the company is taking to reduce its cost structure and global workforce.

•	In-process research and development charges in the first quarter of 2010 associated with an in-licensing transaction with Acrux Ltd.

•	The following items in the fourth quarter of 2009:

•	Asset impairments and restructuring charges primarily related to severance costs from previously announced strategic actions.

•	In-process research and development charge associated with a licensing agreement with Incyte Corporation.

•	The following items in the first three quarters of 2009:

•	Asset impairments and restructuring primarily related to severance costs from previously announced strategic actions.

•	Charges related to settlements and potential settlements with the attorneys general of several states of claims related to Zyprexa.

We also provide certain operating results, including earnings-per-share growth, without the impact of changes in foreign exchange rates for the fourth quarter and fiscal year 2010 compared to the same periods in 2009.

In the press release attached as Exhibit 99.1, we provided financial expectations for 2011, including earnings per share growth on a non-GAAP basis and revenue growth excluding the anticipated decline in Zyprexa and Gemzar sales outside of Japan and the incremental impact of U.S. health care reform.

The items that we exclude when we provide adjusted results or adjusted expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.

The information in this Item 2.02 and the press release attached as Exhibit 99.1 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated January 27, 2011, together with related attachments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Arnold C. Hanish

Name:	Arnold C. Hanish
Title:	Vice President and
Chief Accounting Officer

Dated: January 27, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated January 27, 2011, together with related attachments.

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